Exhibit 99.1

OptimizeRx Appoints Brian J. Dillon as SVP of Product and Strategy

ROCHESTER, MI – June 22, 2016 – OptimizeRx Corp. (OTCQB: OPRX), a health technology software company whose premier content-delivery platform enables pharmaceutical companies to provide on-demand patient-care services, has appointed Brian J. Dillon to the new position of SVP of Product and Strategy.

“Brian brings over 25 years of experience serving companies in the healthcare and pharmaceutical industries, including a number of OptimizeRx’s clients and channel partners,” said William Febbo, OptimizeRx’s CEO. “This appointment reflects our previously announced growth initiative to build out our internal team to increase revenue and expand our reach within EHR providers and products.”

“He will be responsible for strengthening our leadership position with our existing products, as well as launching additional products and services for our pharmaceutical clients and channel partners,” continued Febbo. “His experience within health technology and service companies makes him a great fit to help expand our EHR network and service offerings.”

Dillon commented: “OptimizeRx provides very relevant and scalable solutions to the pharmaceutical industry. I’m looking forward to working closely with management and OptimizeRx key partners, including WPP, Allscripts, Dr. First, among many others. These partnerships indicate that we are very well positioned to scale our business, which we believe will help our expanding client base to achieve better healthcare and outcomes for their patients.”

Febbo added: “In the current quarter, we added two new team members to support our direct client outreach and channel partner management. We believe these additional team members will drive growth with our existing solutions, as well as handle new products and services that we plan to launch in 2016.”

Brian J. Dillon Bio

Prior to joining OptimizeRx, Dillon provided consulting services focused on the HiTECH (Health Information Technology) and pharmaceutical manufacturers services sector. Earlier in his career, he served as partner at AccelaPartners, a consulting firm focused on Healthcare technology and the pharmaceutical industry. Prior to AccelaPartners, he served as regional vice president of Americas at Cegedim, an international healthcare software and services provider.

Dillon was previously president and CEO of Intercon Systems. Before Intercon Systems, he was founder, president and CEO of Kelly Waldron, which was eventually acquired by McKessonHBOC Technology Solutions, where he grew the company’s client base from one to 14 clients with over 5,000 individual users and grew the employee base from one to 75 employees in four years.

Earlier, he served as vice president of sales at Walsh America, where he built the company’s client base from three to 13 companies over three years with the company. Before Walsh America, he founded QuadROM Software Systems Inc. (North American division absorbed into Walsh America), where he built a solid client base of more than 20 companies with over 10,000 users worldwide.

Dillon currently serves as a director at Sofame Technologies Inc. and Visio Energy.

About OptimizeRx Corp
OptimizeRx Corporation (OTCQB:OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product, SampleMD, replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs to reach over 250,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact:
OptimizeRx
Doug Baker
dbaker@samplemd.com
248-651-6568 x807

Investor Relations Contact:
Liolios Group
Ron Both, Senior Managing Director
oprx@liolios.com
949-574-3860

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